    As filed with the Securities and Exchange Commission on December 4, 2002

                                                  Registration No. 333-_________



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               RSA SECURITY INC.
             (Exact Name of Registrant as Specified in Its Charter)


                   DELAWARE                                  04-2916506
       (State or Other Jurisdiction of                    (I.R.S. Employer
        Incorporation or Organization)                 Identification Number)

174 MIDDLESEX TURNPIKE, BEDFORD, MASSACHUSETTS                 01730
   (Address of Principal Executive Offices)                  (Zip Code)


                 AMENDED AND RESTATED 1998 NON-OFFICER EMPLOYEE
                        STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                            ARTHUR W. COVIELLO, JR.
                               RSA SECURITY INC.
                             174 MIDDLESEX TURNPIKE
                          BEDFORD, MASSACHUSETTS 01730
                    (Name and Address of Agent for Service)

                                 (781) 515-5000
         (Telephone Number, Including Area Code, of Agent for Service)

                                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                             Proposed
          Title of                                            Maximum
         Securities                                          Offering       Proposed Maximum       Amount of
           to be                        Amount to be           Price       Aggregate Offering     Registration
         Registered                      Registered          Per Share           Price                Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        1,000,000 shares (1)      $6.67(2)        $6,670,000(2)          $614.00
--------------------------------------------------------------------------------------------------------------

(1) Consists of 1,000,000 shares issuable under the Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 2, 2002 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I (including, without limitation, the written statement referenced in Item 2 of Part I advising participants of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement) is included in documents sent or given to participants in the Registrant's Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-71075, filed by the Registrant on January 25, 1999, relating to the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended (the "Initial Registration Statement").

Item 5 of the Initial Registration Statement is amended and restated in its entirety as follows:

     Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the Common Stock offered hereby will be passed upon for the Registrant by Kathryn L. Leach, Assistant General Counsel of the Registrant. Ms. Leach owns 1,992 shares of Common Stock and options to purchase an aggregate of 25,500 shares of Common Stock, which become exercisable in periodic installments through June 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts on December 3, 2002.


                                        RSA SECURITY INC.


                                        By: /s/ Arthur W. Coviello, Jr.
                                           -------------------------------------
                                           Arthur W. Coviello, Jr.
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

We, the undersigned officers and directors of RSA Security Inc. hereby severally constitute Charles R. Stuckey, Jr., Arthur W. Coviello, Jr. and Margaret K. Seif, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable RSA Security Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                    Title                        Date
      ---------                                    -----                        ----

/s/ Arthur W. Coviello, Jr.        President, Chief Executive Officer and   December 3, 2002
-------------------------------    Director (Principal Executive Officer)
Arthur W. Coviello, Jr.


/s/ Jeffrey D. Glidden             Senior Vice President, Finance and       December 3, 2002
-------------------------------    Operations, Chief Financial
Jeffrey D. Glidden                 Officer (Principal Financial and
                                   Accounting Officer) and Treasurer


/s/ Charles R. Stuckey, Jr.        Chairman of the Board of Directors       December 3, 2002
-------------------------------
Charles R. Stuckey, Jr.


/s/ Robert P. Badavas              Director                                 December 3, 2002
-------------------------------
Robert P. Badavas

/s/ Richard A. DeMillo             Director                                 December 3, 2002
-------------------------------
Richard A. DeMillo

/s/ Richard L. Earnest             Director                                 December 3, 2002
-------------------------------
Richard L. Earnest

/s/ Taher Elgamal                  Director                                 December 3, 2002
-------------------------------
Taher Elgamal

/s/ Gloria C. Larson               Director                                 December 3, 2002
-------------------------------
Gloria C. Larson

/s/ Joseph B. Lassiter, III        Director                                 December 3, 2002
-------------------------------
Joseph B. Lassiter, III


/s/ James K. Sims                  Director                                 December 3, 2002
-------------------------------
James K. Sims

                                  EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------

  5.1          Opinion of Kathryn L. Leach, Esq.

 23.1          Consent of Deloitte & Touche LLP

 23.2          Consent of Kathryn L. Leach, Esq. (included in Exhibit 5.1)

 24.1 Power of Attorney (included in the signature pages of this Registration Statement)